SCHEDULE A

FEDERAL HOME LOAN BANK OF DES MOINES

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				Next	Call	Call	Rate Type/	Call/
Trade		Settlement	Maturity	Pay	Type	Style	Rate Sub-Type	Amort	Coupon
Date	Cusip	Date	Date	Date	(1)	(2)	(3) (4)	Date	Percent	Bank Par
3/24/2010	3133XUPZ0	3/26/2010	9/13/2013	9/13/2010	Non-Callable	N/A	Fixed Constant	N/A	2.625	50,000,000
3/24/2010	3133XVNT4	3/26/2010	12/14/2012	6/14/2010	Non-Callable	N/A	Fixed Constant	N/A	1.750	82,000,000
3/24/2010	3133XXP50	3/26/2010	3/13/2020	9/13/2010	Non-Callable	N/A	Fixed Constant	N/A	4.125	66,000,000
3/24/2010	3133XXRF6	4/15/2010	10/15/2018	10/15/2010	Optional Principal Redemption	Canary	Fixed Step Up	4/15/2011	3.000	10,000,000
3/24/2010	3133XXRF6	4/15/2010	10/15/2018	10/15/2010	Optional Principal Redemption	Canary	Fixed Step Up	4/15/2011	3.000	10,000,000
3/24/2010	3133XXTS6	4/14/2010	1/14/2014	7/14/2010	Optional Principal Redemption	European	Fixed Constant	10/14/2011	2.150	15,000,000
3/24/2010	3133XXTW7	4/14/2010	10/14/2014	10/14/2010	Optional Principal Redemption	Bermudan	Fixed Step Up	7/14/2010	1.500	15,000,000
3/24/2010	3133XXU21	4/6/2010	1/6/2014	7/6/2010	Optional Principal Redemption	American	Fixed Constant	7/6/2010	2.400	56,000,000
3/24/2010	3133XXU39	4/6/2010	10/6/2014	10/6/2010	Optional Principal Redemption	American	Fixed Constant	7/6/2010	2.800	56,000,000
3/24/2010	3133XXU54	4/7/2010	4/7/2017	10/7/2010	Optional Principal Redemption	American	Fixed Constant	7/7/2010	3.750	41,000,000
3/24/2010	3133XXUJ4	4/15/2010	10/15/2013	10/15/2010	Optional Principal Redemption	Bermudan	Fixed Step Up	7/15/2010	1.500	15,000,000
3/25/2010	3133XWKV0	3/29/2010	3/14/2014	9/14/2010	Non-Callable	N/A	Fixed Constant	N/A	2.375	5,800,000
3/25/2010	3133XWW47	3/29/2010	3/9/2012	9/9/2010	Non-Callable	N/A	Fixed Constant	N/A	1.125	3,800,000
3/25/2010	3133XWX87	3/29/2010	3/8/2013	9/8/2010	Non-Callable	N/A	Fixed Constant	N/A	1.750	6,800,000
3/25/2010	3133XWX95	3/29/2010	3/13/2015	9/13/2010	Non-Callable	N/A	Fixed Constant	N/A	2.750	6,400,000
3/25/2010	3133XXRF6	4/15/2010	10/15/2018	10/15/2010	Optional Principal Redemption	Canary	Fixed Step Up	4/15/2011	3.000	10,000,000
3/25/2010	3133XXUZ8	4/19/2010	10/19/2012	10/19/2010	Optional Principal Redemption	European	Fixed Constant	4/19/2011	1.500	15,000,000
3/25/2010	3133XXV61	4/9/2010	10/9/2012	10/9/2010	Optional Principal Redemption	Bermudan	Fixed Constant	7/9/2010	1.600	15,000,000
3/26/2010	3133XVNT4	3/30/2010	12/14/2012	6/14/2010	Non-Callable	N/A	Fixed Constant	N/A	1.750	48,000,000
3/26/2010	3133XXCV7	3/30/2010	3/10/2017	9/10/2010	Non-Callable	N/A	Fixed Constant	N/A	3.625	32,000,000
3/26/2010	3133XXP50	3/30/2010	3/13/2020	9/13/2010	Non-Callable	N/A	Fixed Constant	N/A	4.125	26,000,000
3/26/2010	3133XXVU8	4/8/2010	4/8/2014	10/8/2010	Optional Principal Redemption	American	Fixed Constant	10/8/2010	2.600	43,000,000
3/26/2010	3133XXVV6	4/8/2010	10/8/2015	10/8/2010	Optional Principal Redemption	American	Fixed Constant	7/8/2010	3.250	80,000,000

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.

Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2)    Call Style Description:

Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:

American—redeemable continuously on and after the first redemption date and until maturity.

Bermudan—redeemable on specified recurring dates on and after the first redemption date, until maturity.

European—redeemable on a particular date only.

Canary—redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

Multi-European—redeemable on particular dates only.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.

Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.

Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.

Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.

Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.

Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.

Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.

Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.

Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.

Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.

Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.

Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.